UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

Fortress Credit Realty Income Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56685	99-3367363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 1, 2026, Fortress Credit Realty Income Trust (the “Company” or “we”) issued and sold an aggregate of 1,806,263 common shares for gross proceeds of approximately $36.2 million, based on net asset value per share of the applicable class of common shares as of July 31, 2026. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

The following table details the common shares sold:

Common Shares	Number of Shares Sold	Gross Proceeds
Class J-4	205,045	$4,117,000
Class S	35,566	$713,000
Class I	1,484,623	$29,751,546
Class F-I	29,929	$600,000
Class F-S	51,100	$1,025,000

Item 8.01 Other Events.

On August 31, 2026, the Company declared distributions for each class of its common shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Management Fee	Performance Fee	Net Distribution
Class B	$0.1542	$—	$0.0167	$—	$0.1375
Class R	$0.1542	$0.0141	$0.0165	$—	$0.1236
Class J-1	$0.1542	$0.0083	$0.0165	$—	$0.1294
Class J-2	$0.1542	$0.0041	$0.0165	$—	$0.1335
Class J-4	$0.1542	$0.0084	$0.0209	$0.0134	$0.1115
Class S	$0.1542	$0.0142	$0.0209	$0.0138	$0.1053
Class D	$0.1542	$0.0042	$0.0209	$—	$0.1292
Class I	$0.1542	$—	$0.0209	$0.0116	$0.1217
Class E	$0.1542	$—	$—	$—	$0.1542
Class F-I	$0.1542	$—	$0.0167	$0.0024	$0.1351
Class F-S	$0.1542	$0.0142	$0.0167	$0.0029	$0.1204

The net distributions for each class of common shares (which represents the gross distributions less shareholder servicing fees, management fees and performance fees for the applicable class of common shares) are payable to shareholders of record immediately following the close of business on August 31, 2026, and will be paid on or about September 1, 2026. These distributions will be paid in cash or reinvested in the applicable class of the Company’s common shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Credit Realty Income Trust

Dated: September 4, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer